SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          March 21, 2002
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                           Outsourcing Solutions Inc.
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            (Exact Name of Registrant as Specified in Its Character)

                                    Delaware
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                  State or Other Jurisdiction of Incorporation

              333-16867                                   58-2197161
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      (Commission File Number)              (IRS Employer Identification Number)

390 South Woods Mill Road, Suite 350
      Chesterfield, Missouri                                 63017
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(Address of Principal Executive Officer)                   (Zip Code)

(Registrant's Telephone Number, Including Area Code)     (314) 576-0022
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


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

Outsourcing Solutions Inc. (the "Company") has determined in conjunction with its independent auditors, that it will be necessary for the Company to restate its financial results for the third quarter of 2001. The Company preliminarily estimates that the restatement will increase revenue for the third quarter by $1.2 million and increase operating expenses by $9.4 million, resulting in a decrease of income before income taxes for the third quarter by $8.2 million. In its Quarterly Report on Form 10-Q for the period ended September 30, 2001, filed with the Securities Exchange Commission (the "Commission") on November 14, 2001, the Company reported third quarter revenue of $151.0 million and third quarter income before income taxes of $0.1 million. The Company anticipates a similar impact on its fourth quarter 2001 financial results. The restatement will not affect reported cash flow.

The expected restatement results from inaccurate financial reporting of certain transactions by one of the Company's subsidiaries, North Shore Agency, Inc. These inaccurate accounting entries were identified during the annual audit of the Company's financial statements by its independent auditors and relate to the overstatement of certain assets (primarily accounts receivable and prepaid postage). The restated financial statements will be filed with the Commission following a review by the Company and its independent auditors that is expected to be completed within the next few weeks. The Company currently believes that it will not be necessary to restate its financial statements for any period other than the third quarter of 2001 because, based on its review to date, it does not appear that the impact on its other financial statements previously filed with the Commission will be material. The Company is providing this preliminary estimate of the effect of the expected restatement in order to keep all of its interested constituencies informed. There can be no assurances that the Company's preliminary estimate of the restatements will not differ materially from the amended results or that it will not be necessary to restate its reported results of operations and financial condition for prior periods.

As a consequence of these events, the Company believes that it is in default under its bank credit facility and its commercial paper conduit facility, which would preclude the Company from borrowing additional funds under such facilities until an amendment or waiver is obtained under each agreement. The Company is currently in discussions with its lenders and other appropriate parties to obtain those amendments or waivers. The Company believes that it will obtain such amendments or waivers in the near future. There can be no assurances, however, that it will be able to do so. Despite the current inability to borrow under its revolving credit facility or the conduit, the Company believes that it has sufficient cash to fund its operations over the next several months. The Company intends to furnish copies of the restated Form 10-Q third quarter of 2001 to the holders of its 11% Senior Subordinated Notes due 2006 (the "Notes"). When it does so, the Company believes that it will be in compliance with the Indenture, dated November 6, 1996, governing the Notes.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                OUTSOURCING SOLUTIONS INC.
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                                                       (Registrant)

Date:   March 21, 2002             By:     /s/ Gary L. Weller
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                                           Gary L. Weller
                                           Executive Vice President and
                                           Chief Financial Officer